Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2018 FIRST QUARTER RESULTS
GENERATES CONTINUED REVENUE GROWTH DURING QUARTER
COMPANY REAFFIRMS 2018 GUIDANCE

ATLANTA, (May 10, 2018) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2018.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
First Quarter 2018 Summary

•	Revenues before reimbursements of $273.1 million, compared with $267.3 million for the 2017 first quarter

•	Net income attributable to shareholders of $8.6 million, compared to $7.7 million in the same period last year

•	Diluted earnings per share of $0.16 for CRD-A and $0.14 for CRD-B, compared with $0.14 for CRD-A and $0.12 for CRD-B in the prior year first quarter

•
Diluted earnings per share of $0.16 for CRD-A and $0.14 for CRD-B in the 2018 first quarter, compared to non-GAAP earnings per share before restructuring and special charges, of $0.15 for CRD-A and $0.13 for CRD-B in the prior year first quarter

•
Consolidated operating earnings, a non-GAAP financial measure, were $18.2 million or 6.7% of revenues in the 2018 first quarter, compared with $18.3 million or 6.8% of revenues in the 2017 first quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $28.1 million or 10.3% of revenues in the 2018 first quarter, compared with $26.6 million or 10.0% of revenues in the 2017 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “This is an exciting time at Crawford as the comprehensive strategy that we implemented through 2017 is beginning to show signs of success as can be seen in our first quarter results where sales grew 2.2%, year over year, and earnings per share improved. The review of our core values, which led to the realignment of our organization around a refreshed corporate mission and vision, was central to our strategy which is designed to return Crawford to sustained revenue growth. This now drives everything we do including how we go to market, how we service our clients and who we hire.
“The second step to our growth strategy was the recruitment of experienced, solution based sales people to improve our sales capabilities as we focus on selling the One Crawford Solution. We have also re-evaluated our entire sales process including our sales materials, how we respond to RFPs, how we measure and track sales leads, as well as exploring opportunities to improve our technology and training to support our global sales team. Improving top line revenue growth is core to our strategy and early signs of success are clear as the momentum in our new business pipelines is building. The effectiveness of our sales teams is critical to our success as we deliver innovative solutions designed to solve the industry’s most complex challenges.
“The most recent step in our strategy was the realignment of our organization such that Crawford faces the market in the same manner as our clients. What we had found through our extensive review this past year was that our 2017 business structure was not meeting our clients’ needs, not to mention limiting the growth potential of the Company. As a result, we have successfully reorganized the Company into Global Service Lines during the first quarter, which will sharpen our method of delivery to our clients and better enable our sales teams to increase market share and grow the Company.
“Another benefit of our move to Global Service Lines is our ability to harness the expertise and product knowledge from across the Company in order to develop innovative solutions designed to solve the challenges of Carriers, Corporations, and Intermediaries. This will position Crawford to be a stronger partner to our clients as technology continues to drive the evolution of our industry. Our goal is to drive innovation in the claims settlement process, in order to deliver value to our clients in the form of improved customer satisfaction and service and reduced claim leakage which will result in improved market share and profitability for Crawford.”
Mr. Agadi concluded, “The momentum in our business is clearly accelerating as our move to Global Service Lines is unleashing the vast potential that exists within Crawford. We will continue to strive to be on the forefront of innovation within the claims settlement process and see opportunities to enhance and expand our solutions internationally. Taken together, we are excited with the progress that we have achieved executing our strategic plan in the first quarter as we have made real progress towards the achievement of our longer term goal of delivering 5% revenue growth and 15% earnings growth, annually.”

Segment Results for the First Quarter
Crawford TPA Solutions: Broadspire
Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $100.2 million in the 2018 first quarter, increasing 4% from $96.3 million in the 2017 first quarter. On a constant dollar basis, a non-GAAP measure, first quarter 2018 revenues were $98.8 million. Crawford TPA Solutions: Broadspire recorded operating earnings of $7.8 million in the first quarter of 2018, representing an operating margin of 8%, compared with $8.0 million, or 8% of revenues, in the 2017 first quarter.
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $90.4 million in the first quarter of 2018, increasing 9% from $83.1 million in the first quarter of 2017. On a constant dollar basis, first quarter 2018 revenues were $87.2 million. Operating earnings were $0.7 million in the 2018 first quarter, compared with $2.4 million in the first quarter of 2017, representing operating margins of 1% in the 2018 period and 3% in the 2017 period.

Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $82.4 million in the first quarter of 2018, down 6% from $87.8 million in the same period of 2017. On a constant dollar basis, first quarter 2018 revenues were $80.0 million. Operating earnings were $10.5 million in the 2018 first quarter compared with $8.4 million in the 2017 period. The segment’s operating margin for the 2018 quarter was 13%, as compared to 10% in the 2017 quarter.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $0.8 million in the first quarter of 2018, compared with $0.5 million in the same period of 2017.

Restructuring and Special Charges
The Company recorded no restructuring and special charges in the 2018 first quarter and $0.6 million in the 2017 first quarter. Restructuring costs for the 2017 first quarter were comprised of costs related to the establishment and phase in of the Company's global business and technology service centers and other restructuring charges for asset impairments and lease termination costs.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of March 31, 2018 totaled $64.0 million, compared with $54.0 million at December 31, 2017. The Company’s total debt outstanding as of March 31, 2018 totaled $267.3 million, compared with $225.7 million at December 31, 2017.
During the three months ended March 31, 2018, the Company repurchased 1,011,958 shares of CRD-A and 53,888 shares of CRD-B at an average cost of $8.28 and $8.96, respectively. During the three months ended March 31, 2017, the Company did not repurchase any shares of CRD-A or CRD-B.
The Company’s operations used $13.6 million of cash during the 2018 period, compared with $20.5 million used in the 2017 period.

2018 Guidance
Crawford & Company is reaffirming its guidance for 2018 as follows:

•	Consolidated revenues before reimbursements between $1.12 and $1.14 billion;

•	Net income attributable to shareholders of Crawford & Company between $43.0 and $48.0 million, or $0.78 to $0.88 diluted earnings per CRD-A share, and $0.71 to $0.81 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $85.0 and $95.0 million;

•	Consolidated adjusted EBITDA between $127.0 and $137.0 million.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on May 11, 2018 at 8:30 a.m. Eastern Time to discuss its first quarter 2018 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 4496059. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawfordandcompany.com. The call will be recorded and available for replay through June 11, 2018. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of the Company on a GAAP basis is presented below.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges are non-core items not directly related to our normal business operations, or our future performance.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction. Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Full Year
(in thousands)	March 31, 2018	March 31, 2017	Guidance 2018
Operating earnings:
Crawford TPA Solutions: Broadspire	$7,824	$7,968
Crawford Claims Solutions	715	2,434
Crawford Specialty Solutions	10,451	8,352
Unallocated corporate and shared costs, net	(815)	(461)
Consolidated operating earnings	18,175	18,293	$90,000
(Deduct) Add:
Net corporate interest expense	(2,564)	(2,036)	(10,000)
Stock option expense	(450)	(417)	(1,800)
Amortization expense	(2,765)	(2,777)	(11,000)
Goodwill impairment charges	—	—	—
Restructuring and special charges	—	(605)	—
Income taxes	(3,966)	(4,835)	(21,000)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	139	41	(700)
Net income attributable to shareholders of Crawford & Company	$8,569	$7,664	$45,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Full Year
(in thousands)	March 31, 2018	March 31, 2017	Guidance 2018
Net income attributable to shareholders of Crawford & Company	$8,569	$7,664	$45,500
Add:
Depreciation and amortization	11,440	10,180	48,300
Stock-based compensation	1,565	1,296	7,200
Net corporate interest expense	2,564	2,036	10,000
Restructuring and special charges	—	605	—
Income taxes	3,966	4,835	21,000
Adjusted EBITDA	$28,104	$26,616	$132,000

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended
(in thousands)	March 31, 2018	March 31, 2017
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,199	31,409
Class B Common Stock	24,472	24,690
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,761	32,248
Class B Common Stock	24,472	24,690

Following is the reconciliations of GAAP Net Income and Earnings Per share to non-GAAP Adjusted Net Income and Diluted Earnings Per Share for the three months ended March 31, 2017. The three months ended March 31, 2018 did not have any adjustments to GAAP Net Income and Earnings Per share.

Three months ended March 31, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$7,664	$0.14	$0.12
Add back:
Restructuring and special charges, net of tax of $198	407	0.01	0.01
Non-GAAP Adjusted	$8,071	$0.15	$0.13

Further information regarding the Company’s operating results and cash flows for the quarter ended March 31, 2018, and financial position as of March 31, 2018, and cash flows for the three months ended March 31, 2018 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest publicly listed independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$273,104	$267,267	2%
Reimbursements	17,283	12,263	41%
Total Revenues	290,387	279,530	4%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	197,619	192,737	3%
Reimbursements	17,283	12,263	41%
Total Costs of Services	214,902	205,000	5%

Selling, General, and Administrative Expenses	61,660	59,992	3%
Corporate Interest Expense, Net	2,564	2,036	26%
Restructuring and Special Charges	—	605	(100)%
Total Costs and Expenses	279,126	267,633	4%

Other Income	1,135	561	102%

Income Before Income Taxes	12,396	12,458	—%
Provision for Income Taxes	3,966	4,835	(18)%

Net Income	8,430	7,623	11%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	139	41	239%

Net Income Attributable to Shareholders of Crawford & Company	$8,569	$7,664	12%

Earnings Per Share - Basic:
Class A Common Stock	$0.16	$0.15	7%
Class B Common Stock	$0.14	$0.13	8%

Earnings Per Share - Diluted:
Class A Common Stock	$0.16	$0.14	14%
Class B Common Stock	$0.14	$0.12	17%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2018 and December 31, 2017
Unaudited
(In Thousands, Except Par Values)

	March 31,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and Cash Equivalents	$63,956	$54,011
Accounts Receivable, Net	173,554	174,172
Unbilled Revenues, at Estimated Billable Amounts	132,915	108,745
Income Taxes Receivable	4,109	7,987
Prepaid Expenses and Other Current Assets	24,651	25,452
Total Current Assets	399,185	370,367

Net Property and Equipment	41,869	41,664

Other Assets:
Goodwill	98,462	96,916
Intangible Assets Arising from Business Acquisitions, Net	96,224	97,147
Capitalized Software Costs, Net	88,627	89,824
Deferred Income Tax Assets	23,398	24,359
Other Noncurrent Assets	72,134	67,659
Total Other Assets	378,845	375,905

Total Assets	$819,899	$787,936

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$24,546	$24,641
Accounts Payable	41,982	49,303
Accrued Compensation and Related Costs	64,670	75,892
Self-Insured Risks	11,994	13,407
Income Taxes Payable	3,193	2,703
Deferred Rent	15,839	15,717
Other Accrued Liabilities	43,740	36,563
Deferred Revenues	37,182	37,794
Current Installments of Capital Leases	557	571
Total Current Liabilities	243,703	256,591

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	242,202	200,460
Deferred Revenues	24,083	22,515
Accrued Pension Liabilities	81,550	87,035
Other Noncurrent Liabilities	27,084	27,596
Total Noncurrent Liabilities	374,919	337,606

Redeemable Noncontrolling Interests	6,447	6,775

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,529	31,439
Class B Common Stock, $1.00 Par Value	24,448	24,502
Additional Paid-in Capital	54,647	53,170
Retained Earnings	267,682	269,686
Accumulated Other Comprehensive Loss	(187,537)	(196,477)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	189,769	182,320
Noncontrolling Interests	5,061	4,644
Total Shareholders’ Investment	194,830	186,964

Total Liabilities and Shareholders’ Investment	$819,899	$787,936

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended March 31,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$100,237	$96,326	4.1%	$90,442	$83,148	8.8%	$82,425	$87,793	(6.1)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,718	55,590	5.6%	60,948	55,468	9.9%	43,386	41,521	4.5%
% of Revenues Before Reimbursements	58.6%	57.7%		67.4%	66.7%		52.6%	47.3%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	33,695	32,768	2.8%	28,779	25,246	14.0%	28,588	37,920	(24.6)%
% of Revenues Before Reimbursements	33.6%	34.0%		31.8%	30.4%		34.7%	43.2%

Total Operating Expenses	92,413	88,358	4.6%	89,727	80,714	11.2%	71,974	79,441	(9.4)%

Operating Earnings (1)	$7,824	$7,968	(1.8)%	$715	$2,434	(70.6)%	$10,451	$8,352	25.1%
% of Revenues Before Reimbursements	7.8%	8.3%		0.8%	2.9%		12.7%	9.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, goodwill impairment charges and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2018 and March 31, 2017
Unaudited
(In Thousands)

	2018	2017
Cash Flows From Operating Activities:
Net Income	$8,430	$7,623
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	11,440	10,180
Stock-Based Compensation Costs	1,565	1,296
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	2,848	(9,296)
Unbilled Revenues, Net	(20,180)	(5,729)
Accrued or Prepaid Income Taxes	4,839	2,866
Accounts Payable and Accrued Liabilities	(13,594)	(17,028)
Deferred Revenues	239	1,906
Accrued Retirement Costs	(10,143)	(10,445)
Prepaid Expenses and Other Operating Activities	932	(1,888)
Net Cash Used in Operating Activities	(13,624)	(20,515)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(5,141)	(695)
Capitalization of Computer Software Costs	(5,717)	(5,432)
Payments for Business Acquisitions, Net of Cash Acquired	—	(36,029)
Other Investing Activities	—	96
Net Cash Used in Investing Activities	(10,858)	(42,060)

Cash Flows From Financing Activities:
Cash Dividends Paid	(3,421)	(3,441)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	—	(436)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	14	37
Repurchases of Common Stock	(3,925)	—
Increases in Short-Term and Revolving Credit Facility Borrowings	50,408	58,727
Payments on Short-Term and Revolving Credit Facility Borrowings	(10,000)	(5,386)
Payments on Capital Lease Obligations	(125)	(416)
Net Cash Provided by Financing Activities	32,951	49,085

Effects of Exchange Rate Changes on Cash and Cash Equivalents	1,476	718
Increase (Decrease) in Cash and Cash Equivalents	9,945	(12,772)
Cash and Cash Equivalents at Beginning of Year	54,011	81,569
Cash and Cash Equivalents at End of Period	$63,956	$68,797